As filed with the Securities and Exchange Commission on February
7, 2001
	Registration No. __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
---------------------------------------------------------------
PATRIOT TRANSPORTATION HOLDING, INC.
(Exact name of registrant as specified in its charter)


FLORIDA			59-2924957
State or other jurisdiction			(I.R.S. Employer
of incorporation or organization)		Identification No.)

1801 Art Museum Drive
Jacksonville, Florida 					32207
(Address of principal executive offices)	(Zip code)
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PATRIOT TRANSPORTATION HOLDING, INC.
2000 STOCK OPTION PLAN
(Full title of the plan)
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John E. Anderson
President and Chief Executive Officer
1801 Art Museum Drive
Jacksonville, Florida 32207
(Name and address of agent for service)
904-396-5733
(Telephone number, including area code,
of agent for service)

---------------------------------------------------------------

Copies to:
Lewis S. Lee
McGuireWoods, LLP
Bank of America Tower
50 N. Laura Street, Suite 3300
Jacksonville, Florida 32202
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CALCULATION OF REGISTRATION FEE


Title of 		Amount to	   Proposed 	Proposed 	  Amount of
Securities	be 		   maximum	aggregate	  registration
to be 		registered   aggregate	offering	  fee
registered			   offering	price (1)
				   price per
					   unit (1)

Common 		500,000 (3)  $18.00		$9,000,000   $2,250
Stock(2)
($.10 par
value

1.	Estimated solely for the purpose of calculating the
registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices as reported on the Nasdaq National Market on February 2, 2001.

2.	This registration statement also applies to preferred share
purchase rights which are attached to and trade with each share of common stock.

3.	The number of shares of common stock, par value $0.10 per
share, stated above consists of the aggregate number of shares which may be sold upon the exercise of options which have been granted and/or may hereafter be granted under the Patriot Transportation Holding, Inc. 2000 Stock Option Plan (the
"Plan"). The maximum number of shares which may be sold upon the exercise of such options granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

As permitted by the rules of the Securities and Exchange Commission, this registration statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Patriot Transportation Holding, Inc. 2000 Stock Option Plan as required by Securities Act Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

	Patriot Transportation Holding, Inc. (the "Registrant") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission:

	(a)	Annual Report on Form 10-K for the year ended
September 30, 2000; and

	(b)	The description of the Registrant's common stock
contained in: (i) Articles III, VII and XII of the Registrant's Articles of Incorporation, previously filed as an exhibit to Form S-4 dated December 13, 1988; (ii) amended Article III of the Registrant's Restated Articles of Incorporation, previously filed as an exhibit to Form 10-K for the year ended September 30, 1993; and (iii) Articles XIII and XIV of the Registrant's Restated Articles of Incorporation, previously filed as an appendix to the Registrant's proxy statement dated December 15, 1994.

	All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

	Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.	Description of Securities.

	Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

	Under the provisions of Section 607.0850, Florida Statutes, the Registrant is empowered generally to indemnify any officer or director against liability incurred in connection with any proceeding if such officer or director acted in good faith and in a manner such officer or director reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

	The Registrant's Restated Articles of Incorporation and
Bylaws provide for indemnification of its officers and directors, in their capacity as such, in accordance with the laws of the State of Florida.

	Article X of the Registrant's Articles of Incorporation provides as follows:

	1.	The corporation shall indemnify and hold harmless each
person, his heirs, executors and administrators, who shall serve at any time as a director or officer of the corporation or, at its request, of any other corporation, partnership, joint venture, trust, or other enterprise, from and against any and all claims and liabilities to which such person shall have become subject by reason of his being or having heretofore or hereafter been a director or officer of the corporation, or of any other such corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been heretofore or hereafter taken or omitted by such person as such director or officer, such indemnification to be in accordance with the laws of the State of Florida as now in existence or as hereafter amended.

	2.	The corporation shall have the power to purchase and
maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

	3.	The corporation, its directors, officers, employees
and agents shall be fully protected in taking any action or making any payment under this Article X or refusing to do so, in reliance upon the advice of counsel.

	4.	In addition to the foregoing provisions, the
corporation shall indemnify each person or party described in paragraph 1 to the fullest extent provided by Florida law.

	5.	If any part of this Article X shall be found in any
proceeding to be invalid or ineffective, the remaining provisions shall not be affected.

	Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933, may be permitted by the foregoing, or otherwise, the Registrant understands that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable.

	The Registrant maintains officers' and directors' indemnity insurance covering claims made against an officer or director for reason of actual or asserted wrongful act (meaning any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted).

Item 7.	Exemption from Registration Claimed.

	Not applicable.

Item 8.	Exhibits.

	Exhibits required to be filed with this Registration Statement are listed in the following Exhibit Index. Certain of such exhibits that have heretofore been filed with the Securities and Exchange Commission and that are designated by reference to their exhibit number in prior filings are hereby incorporated herein by reference and made a part hereof.

Item 9.		Undertakings.

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales
are being made, a post-effective amendment to this Registration
Statement:

		(i)	To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

		(ii)	To reflect in the prospectus any facts or events
arising after the effective date of the Registration Statement
(or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.
Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

		(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

	Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form
S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

	(2)	That, for the purpose of determining any liability
under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-
effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for
purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under
the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 7th day of February, 2001.

	PATRIOT TRANSPORTATION HOLDING,
	INC.
	(Registrant)

	/s/John E. Anderson
	John E. Anderson,
	President and Chief Executive
	Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 7th day of February, 2001.

Signature	Title	Date

/s/ John E. Anderson  	President and Chief February 7, 2001
John E. Anderson	Executive Officer
	(Principal Executive
	Officer)

/s/ Edward L. Baker   	Director	February 7, 2001
Edward L. Baker


/s/ John D. Baker, II  	Director		February 7, 2001
John D. Baker, II


/s/ Thompson S. Baker, II	Director		February 7, 2001
Thompson S. Baker, II


/s/ David H. deVilliers, Jr.	Director       February 7, 2001
David H. deVilliers, Jr.


/s/ Luke E. Fichthorn, III	Director		February 7, 2001
Luke E. Fichthorn, III



/s/ Francis X. Knott      	Director		February 7, 2001
Francis X. Knott


/s/ Radford D. Lovett     	Director		February 7, 2001
Radford D. Lovett


/s/ Robert H. Paul, III   	Director		February 7, 2001
Robert H. Paul, III


/s/ James B. Shepard      	Director	February 7, 2001
James B. Shepard


/s/ Martin E. Stein       	Director		February 7, 2001
Martin E. Stein



/s/ Ray Van Landingham    	Vice President of
Ray Van Landingham			Finance and
	Administration	February 7, 2001
	and Chief
	Financial Officer
						(Principal Financial
	and Accounting Officer)




/s/ James H. Winston      	Director		February 7, 2001
James H. Winston


	Pursuant to the requirements of the Securities Act of 1933, the 2000 Stock Option Plan Committee, which is the Patriot
Transportation Holding, Inc. Compensation Committee, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on February 7, 2001.

Patriot Transportation
Holding, Inc.
			2000 Stock Option Plan
			Committee


		/s/Radford D. Lovett_____
	Name:	Radford D. Lovett
	Title:	Chairman



EXHIBIT INDEX

4.1(a)	Articles of Incorporation (incorporated by reference
to Registrant's Form S-4 dated December 13, 1988).

4.1(b)	Amendment to Articles of Incorporation (incorporated
by reference to Registrant's Form 10-K for the fiscal year ended
September 30, 1993).

4.1(c)	Amendments to Articles of Incorporation (incorporated
by reference to an appendix to Registrant's Proxy Statement dated December 15, 1994).

4.1(d)	Amendment to the Articles of Incorporation
(incorporated by reference to Exhibit 4 to the Registrant's Form
8-K dated May 5, 1999).

4.1(e)	Amendment to the Articles of Incorporation
(incorporated by reference to the Registrant's Form 10-Q for the quarter ended March 31, 2000).

4.2(a)	Restated Bylaws (incorporated by reference to
Registrant's Form 10-K for the year ended September 30, 1993).

4.2(b)	Amendment to Bylaws adopted August 3, 1994
(incorporated by reference to Registrant's Form 10-K for the year ended September 30, 1994).

4.3	Rights Agreements, dated as of May 5, 1999 between the
Registrant and First Union National Bank (incorporated by reference to Exhibit 4 to the Registrant's Form 8-K dated May 5,
1999).

5.	Opinion of Counsel.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Counsel (included in Exhibit 5).

99.1	Patriot Transportation Holding, Inc. 2000 Stock Option
Plan (incorporated by reference to Appendix I to the Registrant's Notice of Annual Meeting and Proxy Statement dated
December 15, 1999).




EXHIBIT 5 - OPINION OF COUNSEL

McGuireWoods, LLP
Bank of America Tower
50 N. Laura Street, Suite 3300
Jacksonville, Florida  32202

February 7, 2001

Patriot Transportation Holding, Inc.
1801 Art Museum Drive
Jacksonville, FL 32207

	Re:	Patriot Transportation, Inc. 2000 Stock Option Plan -
Registration Statement on Form S-8

Ladies and Gentlemen:

	We are counsel to Patriot Transportation Holding, Inc., a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration
Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 500,000 shares (the "Shares") of the Company's common stock, par value $0.10 per share, pursuant to the Patriot Transportation Holding, Inc. 2000 Stock Option Plan (the "Plan").

	In rendering this opinion, we have examined: (a) the Registration Statement; (b) the Company's prospectus, dated February 7, 2001; (c) a copy of the Company's bylaws; and (d) a record of the proceedings of the Company relating to the authorization of the issuance and delivery of the Shares pursuant to the Plan. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuiness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examinations.

	Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

	1.	The Company has been incorporated under the laws of
Florida and the Company's status is active.

	2.	The Shares will be legally issued, fully paid and
nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) the Shares shall have been issued and sold in the manner contemplated by the Plan; and (iii) certificates representing the Shares shall have been executed, countersigned and registered and delivered to the purchasers thereof against payment of the agreed consideration therefor.

	We express no opinion as to the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares.

	The opinions rendered herein are limited to the law of the State of Florida and the Federal law of the United States.

	This opinion is being delivered in connection with the Registration Statement and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

	We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares for the Company and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Registration Statement.

	In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

	Very truly yours,

	MCGUIREWOODS, LLP




EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Patriot Transportation Holding, Inc.
on Form S-8 of our reports dated December 8, 2000, included and incorporated by reference in the Annual Report on Form 10-K of Patriot Transportation Holding, Inc. for the year ended
September 30, 2000.

/s/DELOITTE & TOUCHE LLP


Jacksonville, Florida
February 7, 2001




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